Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS SECOND QUARTER 2023 RESULTS

WASHINGTON, D.C. – August 8, 2023 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended June 30, 2023.

Highlights for the Quarter Ended June 30, 2023:

•
Net income of $5.8 million, or $0.05 per share on a fully diluted basis
•
Core FFO of $30.3 million, or $0.29 per share on a fully diluted basis
•
Recognized as a 2022 Premier Member by the U.S. Environmental Protection Agency’s ENERGY STAR Certification Nation
•
Named one of the 2023 Best Places to Work in the Greater Washington region by the Washington Business Journal
•
Expects to receive, as of the date of this release, aggregate net proceeds of approximately $36.7 million from the sale of 1,700,000 shares of the Company’s common stock that have not yet been settled under the Company's $300.0 million ATM Program launched in December 2019 (the “December 2019 ATM Program”), assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $21.61 per share

“We are seeing signs of a thawing acquisition market, and we believe there will be opportunities to transact in the second half of 2023,” said William C. Trimble, III, Easterly's Chief Executive Officer. “We intend to resume our external growth strategy and expand the portfolio through the addition of creditworthy government leases with long durations.”

Financial Results for the Six Months Ended June 30, 2023:

Net income of $10.2 million, or $0.10 per share on a fully diluted basis

Core FFO of $59.8 million, or $0.57 per share on a fully diluted basis

Portfolio Operations

As of June 30, 2023, the Company or its joint venture (the “JV”) owned 86 operating properties in the United States encompassing approximately 8.6 million leased square feet, including 85 operating properties that were leased primarily to U.S. Government tenant agencies and one operating property that is entirely leased to a private tenant. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently in design and, once complete, a 20-year lease with the U.S. General Services Administration (GSA) is expected to commence for the beneficial use of the U.S. Food and Drug Administration (FDA). As of June 30, 2023, the portfolio had a weighted average age of 14.4 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 10.3 years.

Balance Sheet and Capital Markets Activity

As of June 30, 2023, the Company had total indebtedness of approximately $1.2 billion comprised of $53.0 million outstanding on its revolving credit facility, $100.0 million outstanding on its 2016 term loan facility, $150.0 million outstanding on its 2018 term loan facility, $700.0 million of senior unsecured notes, and $222.8 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At June 30, 2023, Easterly’s outstanding debt had a weighted average maturity of 5.2 years and a weighted average interest rate of 3.8%. As of June 30, 2023, Easterly’s Net Debt to total enterprise value was 44.2% and its Adjusted Net Debt to annualized quarterly EBITDA ratio was 7.1x.

As of the date of this release, the Company expects to receive aggregate net proceeds of approximately $36.7 million from the sale of 1,700,000 shares of the Company’s common stock that have not yet been settled under the December 2019 ATM Program, assuming these forward sales transactions are physically settled in full using a net weighted average combined initial forward sales price of $21.61 per share.

Dividend

On August 2, 2023, the Board of Directors of Easterly approved a cash dividend for the second quarter of 2023 in the amount of $0.265 per common share. The dividend will be payable August 29, 2023 to shareholders of record on August 17, 2023.

Subsequent Events

On July 20, 2023, Easterly exercised the $50.0 million delayed draw option on the Company's 2018 term loan facility, increasing the Company's term loan commitments from $250.0 million to $300.0 million. Easterly used these funds, in addition to cash on hand, to repay the outstanding amounts under its revolving credit facility, extinguishing the remainder of the Company's current floating rate indebtedness.

Guidance

This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2023

The Company is raising the low end of its full-year 2023 Core FFO guidance per share on a fully diluted basis guidance to a range of $1.13 - $1.15.

	Low	High
Net income (loss) per share – fully diluted basis	$0.20	0.22
Plus: Company’s share of real estate depreciation and amortization	$0.92	0.92
FFO per share – fully diluted basis	$1.12	1.14
Plus: Company’s share of depreciation of non-real estate assets	$0.01	0.01
Core FFO per share – fully diluted basis	$1.13	1.15

This guidance assumes (i) the closing of VA - Corpus Christi through the JV at the Company’s pro rata share of approximately $21 million, (ii) approximately $50 million of wholly owned acquisitions, and (ii) up to $15 million of gross development-related investment during 2023.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release following the consolidated financial statements. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, and the unconsolidated real estate venture's allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes the impact of losses on extinguishment of debt, depreciation of non-real estate assets, acquisition costs, straight-line rent and other non-cash adjustments, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation, amortization of above-/below-market leases, and the unconsolidated real estate venture’s allocated share of these adjustments. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Net Debt and Adjusted Net Debt. Net Debt represents the Company's consolidated debt and its share of unconsolidated debt adjusted to exclude its share of unamortized premiums and discounts and deferred financing fees, less its share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 25 of the Company’s Q2 2023 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on August 8, 2023 to review the second quarter 2023 performance, discuss recent events and conduct a question-and-answer session. A live webcast will be available in the Investor Relations section of the Company’s website. Shortly after the webcast, a replay of the webcast will be available on the Investor Relations section of the Company's website for up to twelve months. Please note that the full text of the press release and supplemental information package are also available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Supervisory Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and Core FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; the loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; risks associated with derivatives or hedging activity; risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure; adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and our financial condition and results of operations; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 28, 2023, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	June 30, 2023	December 31, 2022
Assets
Real estate properties, net	$2,270,435	$2,285,308
Cash and cash equivalents	9,816	7,578
Restricted cash	11,970	9,696
Tenant accounts receivable	60,862	58,835
Investment in unconsolidated real estate venture	268,594	271,644
Intangible assets, net	145,837	157,282
Interest rate swaps	5,114	4,020
Prepaid expenses and other assets	35,335	35,022
Total assets	$2,807,963	$2,829,385

Liabilities
Revolving credit facility	53,000	65,500
Term loan facilities, net	249,179	248,972
Notes payable, net	696,290	696,052
Mortgage notes payable, net	222,711	240,847
Intangible liabilities, net	14,421	16,387
Deferred revenue	85,932	83,309
Accounts payable, accrued expenses and other liabilities	64,363	67,336
Total liabilities	1,385,896	1,418,403

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 93,415,706 and 90,814,021 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	934	908
Additional paid-in capital	1,673,399	1,622,913
Retained earnings	102,491	93,497
Cumulative dividends	(524,806)	(475,983)
Accumulated other comprehensive income (loss)	4,518	3,546
Total stockholders' equity	1,256,536	1,244,881
Non-controlling interest in Operating Partnership	165,531	166,101
Total equity	1,422,067	1,410,982
Total liabilities and equity	$2,807,963	$2,829,385

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Revenues
Rental income	$67,758	$71,156	$135,906	$141,595
Tenant reimbursements	2,500	916	4,575	2,060
Asset management income	517	317	1,034	565
Other income	598	368	1,078	839
Total revenues	71,373	72,757	142,593	145,059

Expenses
Property operating	17,629	15,551	35,517	31,009
Real estate taxes	7,619	7,851	15,087	15,677
Depreciation and amortization	22,619	24,343	45,700	48,502
Acquisition costs	444	302	905	664
Corporate general and administrative	7,024	5,966	14,319	11,949
Total expenses	55,335	54,013	111,528	107,801

Other income (expense)
Income from unconsolidated real estate venture	1,418	825	2,820	1,456
Interest expense, net	(11,678)	(11,439)	(23,693)	(22,321)
Net income	5,778	8,130	10,192	16,393

Non-controlling interest in Operating Partnership	(675)	(933)	(1,198)	(1,855)
Net income available to Easterly Government
Properties, Inc.	$5,103	$7,197	$8,994	$14,538

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.05	$0.08	$0.09	$0.16
Diluted	$0.05	$0.08	$0.09	$0.16

Weighted-average common shares outstanding:
Basic	93,358,851	90,751,351	92,235,346	90,452,594
Diluted	93,641,382	91,083,980	92,508,651	90,799,647

Net income, per share - fully diluted basis	$0.05	$0.08	$0.10	$0.16

Weighted average common shares outstanding -
fully diluted basis	105,707,282	102,545,589	104,569,748	102,044,603

EBITDA

(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income	$5,778	$8,130	$10,192	$16,393
Depreciation and amortization	22,619	24,343	45,700	48,502
Interest expense	11,678	11,439	23,693	22,321
Tax expense	352	174	520	225
Unconsolidated real estate venture allocated share of above adjustments	1,942	1,181	3,882	2,109
EBITDA	$42,369	$45,267	$83,987	$89,550

FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022

Net income	$5,778	$8,130	$10,192	$16,393
Depreciation of real estate assets	22,368	24,096	45,199	48,008
Unconsolidated real estate venture allocated share of above adjustments	1,875	1,127	3,750	2,005
FFO	$30,021	$33,353	$59,141	$66,406
Adjustments to FFO:
Loss on extinguishment of debt	$-	$-	$14	$-
Natural disaster event expense, net of recovery	(22)	4	78	9
Depreciation of non-real estate assets	251	247	501	494
Unconsolidated real estate venture allocated share of above adjustments	17	16	33	32
Core FFO	$30,267	$33,620	$59,767	$66,941
Adjustments to Core FFO:
Acquisition costs	444	302	905	664
Straight-line rent and other non-cash adjustments	(902)	451	(1,365)	(531)
Amortization of above-/below-market leases	(676)	(743)	(1,376)	(1,604)
Amortization of deferred revenue	(1,622)	(1,443)	(3,106)	(2,841)
Non-cash interest expense	244	235	488	460
Non-cash compensation	1,299	1,637	2,967	3,266
Natural disaster event expense, net of recovery	22	(4)	(78)	(9)
Unconsolidated real estate venture allocated share of above adjustments	43	(394)	(70)	(709)
FFO, as Adjusted	$29,119	$33,661	$58,132	$65,637

FFO, per share - fully diluted basis	$0.28	$0.33	$0.57	$0.65
Core FFO, per share - fully diluted basis	$0.29	$0.33	$0.57	$0.66
FFO, as Adjusted, per share - fully diluted basis	$0.28	$0.33	$0.56	$0.64

FFO, as Adjusted	$29,119	$33,661	$58,132	$65,637
Acquisition costs	(444)	(302)	(905)	(664)
Principal amortization	(1,068)	(1,328)	(2,126)	(2,628)
Maintenance capital expenditures	(2,329)	(1,972)	(5,069)	(2,906)
Contractual tenant improvements	(712)	(511)	(1,013)	(1,128)
Unconsolidated real estate venture allocated share of above adjustments	(4)	-	(4)	-
Cash Available for Distribution (CAD)	$24,562	$29,548	$49,015	$58,311

Weighted average common shares outstanding - fully diluted basis	105,707,282	102,545,589	104,569,748	102,044,603

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

June 30, 2023
Total Debt(1)	$1,225,786
Less: Cash and cash equivalents	(10,702)
Net Debt	$1,215,084
Less: Adjustment for development projects(2)	(15,990)
Adjusted Net Debt	$1,199,094

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4.